EMPLOYMENT CONTRACT BETWEEN

                            BIOCELL INNOVATIONS, INC.
                                       AND
                                  ROBERT YOUNG


This Employment Contract made and entered into this 7th day of April 2002, by and between BioCell Innovations, Inc. ("EMPLOYER"), and Robert Young ("Vice-President") as ratified by action of the board of directors of EMPLOYER at a regular meeting held on April 16, 2002. This contract incorporates and replaces all prior contracts and/or amendments thereto.

EMPLOYER is Texas Corporation.

In consideration of the mutual promises of each, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both the EMPLOYER and Vice-President agree as follows:

1.     TERM:

The EMPLOYER employs the Vice-President, and the Vice-President hereby accepts employment as a Vice-President for a TWO YEAR term commencing on May 1, 2002 and ending on May 1, 2004. At the end of the two-year period, this agreement will automatically be extended for a three year period unless within 90 days prior to the termination date either party gives notice to the other party of its intent to cancel the agreement. If EMPLOYER gives notice of termination, EMPLOYER shall pay to Vice-President one year's salary in order to make the termination effective. The parties recognize that if nothing is agreed upon otherwise, Texas is a right-to-work state allowing the employer to terminate employment at will and without cause, and EMPLOYER expressly agrees that this employment will not be employment at will but shall be governed exclusively by the terms of this agreement.

2. CONDITIONS OF EMPLOYMENT

A. DUTIES

The Vice-President is the Chief Financial Officer and coordinator of corporate financial activities as more fully set forth herein.

The duties of Vice-President shall include, but are not limited to the following:

      1. Coordinate all financial activities in the corporation. Supervise and coordinate any financial activities performed by outside auditors. Supervise any financial staff employed by the corporation.

      2. Implement policies established by the EMPLOYER through its governing structure.

      3. Advise the board with respect to corporate financial activities and regulatory compliance issues including Federal, State, Local governments and the Security Exchange Commission.

      4.  Attend board of directors meetings when possible.

      5. Perform such other duties as are customarily performed by a Vice-President of Finance and Chief Financial Officer and such other duties as assigned by EMPLOYER that are within the capability of Vice-President and Chief Financial Officer.


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B.  LIMITATION OF AUTHORITY

Notwithstanding other terms herein, Vice-President shall not have the right to make contracts or commitments unless authorized by the President or Board of Directors of the EMPLOYER.

C.  SUPERVISION OF VICE-PRESIDENT

Vice-President reports to the President of the EMPLOYER. If that person is temporarily absent or unable to perform his duties, then the Vice-President shall report to the board member designated by the President. In no event shall there be more than one person at any time acting on behalf of the EMPLOYER insofar as control of the Vice-President is concerned.

D. REVIEW OF DOCUMENTS

The EMPLOYER, individually and collectively, shall refer all business documents to Vice-President for review and comment.

E. BOARD/MANAGEMENT MEETINGS

The Vice-President shall attend appropriate meetings of the owner, board of directors, with the exception of executive sessions devoted to the consideration of any action or lack of action on the Vice-President's contract, the Vice-President's salary or benefits, or the Vice-President's evaluation.

F. OUTSIDE ACTIVITIES

The Vice-President shall be allowed to continue employment with his present employment until such time as the Company has secured all required funding in the amount set forth in the initial offering. The Vice-President shall (on his own time and not company time unless approved by the President) be allowed to publish articles and books and give lectures and speeches.

G. LIMITATION TO CONSULTATION ACTIVITIES/OUTSIDE EMPLOYMENT

Notwithstanding paragraph 2G, Vice-President shall not, without the express written consent of EMPLOYER, be interested directly or indirectly, in any manner, as a partner, officer, director, shareholder, adviser, employee, or in any other capacity in any other business similar to EMPLOYER's business or any allied trade; provided, however, that nothing contained in this section shall be deemed to prevent or to limit the right of Vice-President to invest any of his money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything contained in this section be deemed to prevent Vice-President from investing or limit Vice-President's right to invest his or her money in real estate.

H. REASSIGNMENT AND PLACE OF EMPLOYMENT

The Vice-President shall not be reassigned from the position of Vice-President to another position without the Vice-President's written consent. Vice-President shall perform his duties in Harris County, Texas or a county adjacent thereto unless he agrees otherwise.


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2.     COMPENSATION

A. SALARY

EMPLOYER shall pay to Vice-President in exchange for services rendered under this agreement, compensation at the rate of seventy-two thousand Dollars ($72,000.00) per year, payable two time(s) a month on or before the first and fifteenth days of each month while this Agreement shall be in force. Four thousand dollars ($4,000.00) per month of compensation shall be deferred and not paid until EMPLOYER receives from all sources an aggregate total cash receipt in the amount of $5,000,000. At such time as the total amount of $5,000,000 is received by EMPLOYER, Vice-President's salary shall be increased to $120,000 per year and Vice-President shall be paid his deferred salary. On the each anniversary of employment under this agreement, Vice-President shall receive a salary increase of no less than 10% as decided by the Compensation Committee of the EMPLOYER.

B. HOLIDAYS

The EMPLOYER shall allow Vice-President to have as holidays all holidays that the federal government gives to its employees.

C. VACATION AND SICK LEAVE

If Vice-President so elects, he may take 2 weeks vacation during the first 6 months of this contract and 3 weeks vacation each year thereafter. Vice-President shall be allowed 10 sick days per year. Vice-President shall be allowed to accrue three years of vacation and sick leave. Upon termination of this agreement or the employment hereunder, Vice-President shall be paid on a pro rata daily basis for any accrued vacation or sick leave.

D. REIMBURSEMENTS AND EXPENSES

EMPLOYER shall reimburse Vice-President for all reasonable expenses incurred in travel for EMPLOYER, attending the annual conference of his professional association, educational courses, and meetings of the local chapter of his professional association upon presentation of appropriate expense reports. No such expenses shall be approved unless Vice-President has prior written approval to make such expenses.

E. LIFE INSURANCE PREMIUM

EMPLOYER shall pay Vice-President's premium on a life insurance policy as may be later mutually agreed upon by the parties.

F. AUTOMOBILE EXPENSE.

Vice-President shall provided a vehicle of a value not to exceed $50,000 of Vice-President's choosing, subject to the approval of the EMPLOYER. Said vehicle shall be replaced every four years. Vice-President may use this vehicle for business and personal purposes. EMPLOYER shall maintain automobile liability, property damage, and comprehensive insurance and pay the normal and necessary expenses for operation and maintenance of such vehicle.


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G. MEDICAL AND DENTAL INSURANCE

EMPLOYER shall provide to Vice-President and pay the full premium for a comprehensive family health insurance Policy for Vice-President.

4. ANNUAL PERFORMANCE EVALUATION

EMPLOYER shall evaluate and assess the performance of the Vice-President at least yearly.

5. TERMINATION

This employment contract may be terminated by:

      A. Mutual agreement of the parties.

      B. Disability of Vice-President. If the Vice-President is permanently disabled or is otherwise unable to perform his duties because of sickness, accident, injury, or mental incapacity for a period of ninety (90) working days beyond any accrued sick leave, the EMPLOYER shall have the option to terminate this agreement.

      C. Discharge for cause. In the event Vice-President commits a material breach of the obligations and duties of Vice-President under this Agreement or commits any acts designated as conduct violation or for just cause shall be considered cause for immediate dismissal. EMPLOYER may terminate this Agreement, during its term, only for "cause" which, for purposes herein, shall mean Vice-President's (i) material and continuing failure to perform his essential duties hereunder. Vice-President may terminate this Agreement upon any material breach by EMPLOYER that is not cured within 30 days of written notice by Vice-President.

      D. Unilateral termination by EMPLOYER. In the event the EMPLOYER terminates Vice-President and during such time the Vice-President is willing and able to perform his duties under this agreement, then in that event the EMPLOYER agrees to pay Vice-President, as severance pay, the remainder of the salary under the contract plus one years salary.

      E. Death of Vice-President. This agreement shall terminate on the death of Vice-President.

6. CONFIDENTIAL INFORMATION.

    (1) Definition of Confidential Information.

Vice-President acknowledges that he has been informed that it is the policy of the Employer to maintain as secret and confidential all information relating to the following ("Confidential Information"):

(a)     The financial condition of the Employer.

        (b) The systems, products, services, discoveries, designs, inventions, pricing and bidding methods, proprietary marketing and proprietary sales techniques, technical processes, information about costs, profits, key personnel, heretofore or hereafter acquired, developed and/or used by the Employer other than those that have been made generally available.


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        (c) The customers, prospective customers (whom Employer has contacted, made sales presentations, provided bids, or otherwise specifically solicited during the Term hereof), suppliers, vendors and Vice-Presidents of the Employer, records of transactions, and other information concerning the Business of Employer.

        (d) Research records, technical data, production and processing techniques, manufacturing processes, and the like.

     The above items shall be included within the scope of Confidential Data whether prepared by Vice-President or coming into Vice-President's possession during the employment hereunder.

    (2) Vice-President Shall Receive Confidential Information.

Vice-President acknowledges that Vice-President will be provided with information about the Employer, and that the Employment during the Term hereof, including any renewals or extensions, will continue to bring Vice-President into close contact with confidential affairs of the Employer. Thus, Vice-President acknowledges that by reason of Vice-President's employment by the Employer, Vice-President will acquire Confidential Information.

    (3) Vice-President Acknowledges  Importance  of  Confidential Information.

Vice-President acknowledges that all Confidential Information is of great value to Employer, and essential to Employer's preservation of the Business and the goodwill of Employer.

    (4) Vice-President's Services Special and Unique.

The Vice-President recognizes the duties and services to be performed by Vice-President, as a Vice-President of the Employer, are special, unusual, extraordinary and unique, and intellectual in nature.

    (5) Vice-President Shall Not Disclose Confidential Information

Vice-President confirms that protection of the Employer's goodwill reasonably necessary and that Vice-President agrees that Vice-President shall not, directly or indirectly, except where authorized by the Board of Directors of the Employer for the benefit of the Employer:

(a) At any time, divulge to any persons, firms, corporations, governmental entities or agencies or other entities, other than the Employer or its affiliates ("Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, or any other information which he knows or should know is regarded as confidential and valuable by the Employer (whether or not any of the foregoing information is actually novel or unique) except as otherwise required by law. However, the Vice-President may divulge information relating to the financial condition of the Employer to Vice-President's attorney or accountant solely in connection with the occurrence of a change in control, making calculations of payments required under this Agreement, or with respect to a Termination of this Agreement and the payment of the any amounts, if any, in accordance with this Agreement and solely for such attorney's or accountant's use with respect thereto. Vice-President shall provide Employer with a copy of such information and the name of the accountant or attorney given such information.


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(b)     At any time during the Covenant Period, solicit or cause or authorize directly or indirectly to be solicited, or accept or cause or authorize directly or indirectly to be accepted, for or on behalf of himself or Third Parties, any Business from Third Parties who are, at any time within Two (2) years prior to the cessation of Vice-President's employment, customers or prospects of the company; or

(c) At any time during the Covenant Period, solicit or cause or authorize directly or indirectly to be solicited for employment, or cause or authorize directly or indirectly to be employed, for or on behalf of the Vice-President or Third Parties, any person who is or was, at any time within One (1) year prior to the cessation of employment hereunder, Vice-Presidents of the Employer.

    (6) Exceptions to Non-Disclosure of Confidential Information.

     Notwithstanding the foregoing, the restrictions contained in this provision shall not apply to any Confidential Information or portion thereof which:

        (a) At the time of disclosure by the Vice-President is generally and readily available to the public other than by an act or omission on the part of Vice-President; or

        (b) At the time of disclosure by Vice-President has been acquired from or made available to Vice-President by a Third Party having the lawful right to disclose such information.

        (c) Vice-President is required to disclose pursuant to any state or federal law, rule or regulation or by an applicable judgment, order or decree of any court or government body or agency having jurisdiction over such matter. However, at least Twenty (20) days prior written notice of such required disclosure before such disclosure is made to enable the Employer to seek an appropriate protective order to take such other actions as it deems necessary or appropriate.

7. NON COMPETE

The Vice-President shall not, at any times during the period hereof, and for two years from the date of termination of this Agreement, directly or indirectly, within a geographic area of 100 miles, engage in, or become involved in, any competitive or similar business as that of the within Employer.

8. SAVINGS CLAUSE

If any provision, or any portion thereof, contained in this Agreement is held to be unconstitutional, invalid, or unenforceable, the remainder of this Agreement, or portion thereof, shall be deemed severable, shall not be affected, and shall remain in full force and effect.

9.  MODIFICATION

Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.


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10. SURVIVAL

If EMPLOYER or its assets are sold or control of the corporation changes, this agreement shall survive and pass to the new corporation or entity, except, however, either party may elect to terminate this agreement in which case corporation or the new corporation or entity shall pay to Vice-President the remainder of the payments to be made for the term of this agreement plus the first extension thereof.

11. CHOICE OF LAW

It is the intention of the parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and under and pursuant to the laws of the State of Texas and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Texas shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

12. NO WAIVER

The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

13. PARAGRAPH HEADINGS

The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

14. COMPLETE AGREEMENT

This Agreement contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representation including the execution and delivery of this Agreement except such representations as are specifically set forth in this Agreement and each of the parties acknowledges that he or it has relied on its own judgment in entering into this Agreement. The parties further acknowledge that any payments or representations that may have been made by either of them to the other prior to the date of executing this Agreement are of no effect and that neither of them has relied thereon in connection with his dealings with the other.

15. INDEMNIFICATION

Employer shall indemnify Vice-President against any and all expenses, including amounts paid upon judgments, counsel fees, environmental penalties and fines, and amounts paid in settlement (before or after suit is commenced), incurred by the Vice-President in connection with his defense or settlement of any claim, action, suit or proceeding in which he is made a party or which may be asserted against him by reason of his employment or the performance of duties in this Agreement. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw agreement, or otherwise.


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In witness whereof, each party to this Agreement has caused it to be executed at
Houston, TX on the date so stated.



                                      For EMPLOYER
                                      Richard Cole, CEO

/s/_______________________________
Robert Young
April 7, 2002